Exhibit 10.28

AMENDED AND RESTATED SHAREHOLDER AGREEMENT

by and between

WATSCO, INC.

and

THE SHAREHOLDER IDENTIFIED ON THE SIGNATURE PAGE HERETO

dated as of January 24, 2012

TABLE OF CONTENTS

		Page
ARTICLE I

CERTAIN DEFINITIONS

Section 1.1	Certain Definitions.	1

ARTICLE II

VOTING AGREEMENT

Section 2.1	Agreement to Vote the Subject Shares.	8
Section 2.2	Fall-Away of Voting Rights and Standstill.	9

ARTICLE III

REGISTRATION RIGHTS

Section 3.1	Required Registrations.	9
Section 3.2	Piggyback Registrations.	13
Section 3.3	Registration Procedures.	14
Section 3.4	Registration Expenses.	17
Section 3.5	Participation in Underwritten Registrations.	18
Section 3.6	Rule 144; Legended Securities; etc.	18
Section 3.7	Holdback.	19
Section 3.8	Indemnification.	19
Section 3.9	No Inconsistent Agreements.	22

ARTICLE IV

STANDSTILL AND RESTRICTIONS

Section 4.1	Standstill.	22
Section 4.2	Anti-Takeover Provisions.	23
Section 4.3	Restrictive Legend.	24
Section 4.4	Rights of First Refusal on Transfer.	24
Section 4.5	Conversion of Class B Common Stock.	24
Section 4.6	Sections 607.0901 and 607.0902 of the Florida Business Corporation Act.	24

i

ii

AMENDED AND RESTATED SHAREHOLDER AGREEMENT

This Shareholder Agreement (this “Agreement”) is entered into as of this 24th day of January, 2012, by and between Watsco, Inc., a Florida corporation (the “Company”), and the Shareholder identified on the signature page hereto.

WITNESSETH:

WHEREAS, the Company has entered into that certain Purchase and Contribution Agreement, dated as of May 3, 2009 (the “Purchase and Contribution Agreement”);

WHEREAS, the Company and Shareholder are entering into this Agreement in consideration, in part, for the Company and Shareholder entering into, and consummating the transactions contemplated by, the Purchase and Contribution Agreement;

WHEREAS, as of the date of this Agreement and as a result of the consummation of the transactions contemplated by the Purchase and Contribution Agreement, Shareholder owns of record as of the date hereof, that number of shares of Capital Stock set forth opposite the name of Shareholder on Annex I attached hereto and incorporated herein by reference; and

WHEREAS, each of the Company and Shareholder are desirous of entering into this Agreement, upon the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby agreed to and acknowledged by the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, and elsewhere herein in relation to control of Affiliates, the term “control” means the possession, directly or indirectly, of the power to substantially direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as director or manager, as trustee or executor, by contract or credit arrangement or otherwise. For the avoidance of doubt, neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of a Shareholder Group Member for any purpose hereunder, and no Shareholder Group Member shall be deemed an Affiliate of the Company or any of its Subsidiaries for any purpose hereunder.

(b) “Agreement” shall have the meaning ascribed to such term in the caption to this Agreement.

(c) “AMEX” shall mean the American Stock Exchange.

(d) “Ancillary Agreements” shall have the meaning ascribed to such term in the Purchase and Contribution Agreement.

(e) “Beneficially Own” shall have the meaning ascribed to such term in Rule 13d-3 (as in effect as of the date hereof) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including, but not limited to the entitlement to dispose of (or to direct the disposition of) and to vote (or to direct the voting of), and the right to acquire beneficial ownership of within sixty (60) days). For purposes of this Agreement, the terms “beneficially owns” and “beneficially owned” shall have correlative meanings.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Capital Stock” shall mean shares of the Company’s common stock, par value $.50 per share (the “Common Stock”), and shares of the Company’s Class B common stock, par value $.50 per share (the “Class B Common Stock”).

(h) “Carrier” shall mean Carrier Corporation.

(i) “Carrier Enterprises” shall mean Carrier Enterprises, LLC, a Delaware limited liability company.

(j) “Chosen Courts” shall have the meaning ascribed to such term in Section 8.7(b) of this Agreement.

(k) “Class B Common Stock” shall have the meaning ascribed to such term in the definition of “Capital Stock” set forth above.

(l) “Closing Date” shall have the meaning ascribed to such term in the Purchase and Contribution Agreement.

(m) “Commission” shall mean the Securities and Exchange Commission or any other federal agency administering the Securities Act.

(n) “Common Stock” shall have the meaning ascribed to such term in the definition of “Capital Stock” set forth above.

(o) “Company” shall have the meaning ascribed to such term in the caption to this Agreement.

(p) “Company Change of Control” shall mean a transaction or series of transactions (or the entry by the Company, its stockholders, or any of its Subsidiaries into an agreement to effect such a transaction or series of transactions) with the Company, its stockholders, or any of its Subsidiaries, on one hand, and any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) on the other hand, with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company or its Subsidiaries in which the shareholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the total voting power of all shares of voting securities of the surviving entity (or its ultimate parent) outstanding immediately after such transaction, (ii) any purchase of an equity interest (including by means of a tender or exchange offer) resulting in any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) greater than a fifty percent (50%) of the total voting power in the Company, other than, in each case, Mr. Albert Nahmad and any Related Affiliate or (iii) any purchase of assets, securities or ownership interests resulting in any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) owning greater than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (including stock of the Company’s Subsidiaries). A Company Change of Control shall also be deemed to have occurred if the Continuing Directors cease for any reason to constitute at least a majority of the Board.

(q) “Company Equity Securities” shall mean the equity securities of the Company, including shares of Capital Stock or other equity securities of the Company issuable upon exercise, conversion, exchange or redemption of any warrants, options, rights or other securities issued by the Company.

(r) “Continuing Director” shall mean (i) any member of the Board as of the date of this Agreement, (ii) any member of the Board who becomes such a member subsequent to the date of this Agreement whose nomination for election or election to the Board was recommended or approved by a majority of the individuals described in clause (i) and/or this clause (ii) then on the Board or (iii) any member of the Board with respect to whom votes by Albert Nahmad and/or any of his Family Members and/or Related Affiliates were sufficient for such member’s election to the Board.

(s) “Control Solicitation” shall have the meaning ascribed to such term in Section 2.2(b) of this Agreement.

(t) “Covered Person” shall have the meaning ascribed to such term in Section 3.8(a) of this Agreement.

(u) “Demand Registration” shall have the meaning ascribed to such term in Section 3.1(b)(i) of this Agreement.

(v) “Dispute” shall have the meaning ascribed to such term in Section 8.7(a) of this Agreement.

(w) “Exchange Act” shall have the meaning ascribed to such term in the definition of “beneficially own.”

(x) “Family Member” shall mean, with respect to Albert Nahmad, any spouse, child (including any child by adoption and any child as to whom Albert Nahmad or his spouse has legal custody), and grandchild (including by adoption) and/or their respective spouses.

(y) “Governmental Authority” shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

(z) “Holdback Period” shall mean with respect to any registered offering covered by this Agreement, (i) one hundred twenty (120) days after and during the ten (10) days before, the effective date of the related Registration Statement or, in the case of a takedown from a Shelf Registration Statement, ninety (90) days after the date of the prospectus supplement filed with the Commission in connection with such takedown and during such prior period (not to exceed ten (10) days) as the Company has given reasonable written notice to Shareholder or (ii) such shorter period as Shareholder, the Company and the underwriter of such offering, if any, shall agree.

(aa) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(bb) “Law” when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of any Governmental Authority, in each case as and to the extent applicable to such Person or such Person’s business, operations or properties.

(cc) “Market Value” of a share of Common Stock or a share of Class B Common Stock, as the case may be, on any trading day means the last reported sale price, regular way, of a share of Common Stock or Class B Common Stock, as applicable, on such trading day or, in case there is no last reported sale price on such trading day, the average of the reported closing bid and ask prices, regular way, of a share of Common Stock or Class B Common Stock, as applicable, on such trading day, in either case on the principal stock exchange on which shares of Common Stock are traded, in the case of a share of Common Stock, and the principal stock exchange on which shares of Class B Common Stock are traded, in the Case of a share of Class B Common Stock. The Market Value of a share of Common Stock or Class B Common Stock on any day which is not a trading day on the applicable stock exchange shall be deemed to be the Market Value of a share of Common Stock or Class B Common Stock, as applicable, on the immediately preceding trading day. The “Market Value” of any other security shall have a correlative meaning.

(dd) “Mediation Termination” shall have the meaning ascribed to such term in Section 8.7(a) of this Agreement.

(ee) “Notices” shall have the meaning ascribed to such term in Section 8.2 of this Agreement.

(ff) “NYSE” shall mean the New York Stock Exchange.

(gg) “Ownership Limit” shall have the meaning ascribed to such term in Section 4.1(a) of this Agreement.

(hh) “Percentage Interest” as to a Person means the number of shares of Capital Stock that are owned or beneficially owned by such Person, expressed as a percentage of the total number of shares of Capital Stock actually outstanding.

(ii) “Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, union, trust, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau or other entity or authority.

(jj) “Piggyback Registration” shall have the meaning ascribed to such term in Section 3.2(a) of this Agreement.

(kk) “Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(ll) “Purchase and Contribution Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

(mm) “Registration Expenses” shall have the meaning ascribed to such term in Section 3.4(a) of this Agreement.

(nn) “Registration Request” shall have the meaning ascribed to such term in Section 3.1(b)(i) of this Agreement.

(oo) “Registrable Securities” shall mean all shares of Capital Stock issued to Shareholder pursuant to the Purchase and Contribution Agreement and all shares of Common Stock issued to any Shareholder Group Member pursuant to the conversion of any shares of Class B Common Stock issued to Shareholder pursuant to the Purchase and Contribution Agreement; provided, that such shares will cease to be Registrable Securities when (i) they have been effectively registered or qualified for sale by a Prospectus filed under the Securities Act and disposed of in accordance with the applicable Registration Statement, (ii) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (iii) they have been sold (other than to another Shareholder Group Member) in a private transaction or other exemption from registration under the Securities Act or (iv) they have been acquired by the Company. In the event of a stock dividend or distribution, or any change in the Capital Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Registrable Securities” shall be deemed to refer to and include the Registrable Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Registrable Securities may be changed or exchanged or which are received in such transaction.

(pp) “Registration Statement” shall mean the Prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

(qq) “Related Affiliate” shall mean, with respect to Albert Nahmad, (a) a foundation or similar entity established by Albert Nahmad or any Family Member for the principal purpose of serving charitable goals which are controlled by Albert Nahmad and/or any one or more Family Members; (b) any trust and/or estate, the beneficiaries of which principally include Albert Nahmad, Family Members and/or the Persons named in clause (a); and (c) any corporation, limited liability company or partnership, the stockholders, members, managers or general or limited partners of which include only Albert Nahmad, Family Members and/or the Persons named in clauses (a) or (b).

(rr) “Restricted Transfer” shall have the meaning ascribed to such term in Section 4.4(a) of this Agreement

(ss) “Rule 144” shall mean Rule 144 under the Securities Act, as in effect from time to time.

(tt) “Rule 144A” shall mean Rule 144A under the Securities Act, as in effect from time to time.

(uu) “Rule 145” shall mean Rule 145 under the Securities Act, as in effect from time to time.

(vv) “Rule 415” shall mean Rule 415 under the Securities Act, as in effect from time to time.

(ww) “Rule 424” shall mean Rule 424 under the Securities Act, as in effect from time to time.

(xx) “Securities Act” shall mean the Securities Act of 1933, as amended.

(yy) “Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses applicable to the sale of Registrable Securities hereunder required by Law to be paid by a selling shareholder.

(zz) “Shareholder” means Carrier.

(aaa) “Shareholder Group Member” means United Technologies Corporation, a Delaware corporation, and each of its Subsidiaries, including Shareholder.

(bbb) “Shareholder’s Counsel” shall have the meaning ascribed to such term in Section 3.4(b) of this Agreement.

(ccc) “Shelf Demand Notice” shall have the meaning ascribed to such term in Section 3.1(a)(ii) of this Agreement.

(ddd) “Shelf Demand Offering” shall have the meaning ascribed to such term in Section 3.1(a)(ii) of this Agreement.

(eee) “Shelf Period” shall have the meaning ascribed to such term in Section 3.1(a)(i) of this Agreement.

(fff) “Shelf Registration” shall have the meaning ascribed to such term in Section 3.1(a)(i) of this Agreement.

(ggg) “Shelf Registration Statement” shall have the meaning ascribed to such term in Section 3.1(a)(i) of this Agreement.

(hhh) “Subject Shares” shall mean, with respect to any particular Person, the shares of Capital Stock beneficially owned by such Person (including, without limitation, any shares of Capital Stock set forth opposite the name of such Person in Annex I hereto), together with any other shares of Capital Stock (including the voting power with respect thereto) which are directly or indirectly acquired by such Person at any one or more times prior to the termination of this Agreement pursuant to the terms hereof. In the event of a stock dividend or distribution, or any change in the Capital Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(iii) “Subsidiary” shall mean, with respect to any Person, (i) any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries, and (ii) any other Person, including but not limited to a joint venture, a general or limited partnership or a limited liability company, in which such Person, directly or indirectly through one or more Subsidiaries, at the time owns at least fifty percent (50%) or more of the ownership interests entitled to vote in the election of managing partners, managers or trustees thereof (or other Persons performing such functions) or acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person.

(jjj) “Suspension Period” shall have the meaning ascribed to such term in Section 3.1(c) of this Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares.

(a) The parties hereto hereby agree that from and after the date hereof, for as long as the Percentage Interest of Shareholder exceeds five percent (5%), at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Company’s shareholders, Shareholder shall vote (or cause to be voted) all of the Subject Shares beneficially owned by it and by Shareholder Group Members in the same proportion of votes cast for, against or abstain by all other holders of Capital Stock, except that at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Company’s shareholders, pursuant to which holders of any class of Capital Stock are entitled to vote as a separate class, Shareholder shall vote (or cause to be voted) all of the shares of such class of Capital Stock beneficially owned by it and by Shareholder Group Members in the same proportion of votes cast for, against or abstain by all other holders of such class of Capital Stock. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article II. In order to enable Shareholder to comply with its obligations under this Section 2.1(a), the Company shall (prior to the first vote of the Company’s shareholders subject to this Section 2.1(a)) develop, together with its proxy solicitor and/or transfer agent, a form of proxy, in form and substance reasonably satisfactory to Shareholder, to be used by Shareholder (and/or any other Shareholder Group Member, as applicable) to enable it to vote the Subject Shares in the manner required by this Section 2.1(a) at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Company’s shareholders. For the avoidance of doubt, any vote of Shareholder (or any other Shareholder Group Member) pursuant to the proper use of such form of proxy shall be deemed to have been made in compliance with this Section 2.1(a).

(b) Notwithstanding anything contained in Section 2.1(a), Shareholder Group Members shall not be required to vote (or cause to be voted) any or all of the Subject Shares beneficially owned by the relevant Shareholder Group Members as provided in Section 2.1(a) with respect to:

(i) any merger, consolidation, combination, acquisition or sale of assets, reorganization or recapitalization, which, if consummated, would result in a Company Change of Control (except when the Company’s proposal is to merge with its wholly-owned Subsidiary);

(ii) dissolution, liquidation or winding up involving the Company; and

(iii) any matter which involves an alteration of any right of any class of Company Equity Securities.

However, for the avoidance of doubt nothing in this Section 2.1(b) requires the Company to obtain the approval of the Company’s shareholders in circumstances where it is not otherwise being proposed to shareholders for approval.

Section 2.2 Fall-Away of Voting Rights and Standstill. The provisions of Section 2.1(a), Section 2.1(b), Section 4.1 and Section 4.2 shall terminate and be of no further effect in the event:

(a) of a Company Change of Control,

(b) that any Person or group (as defined, as of the date hereof, under Section 13(d) of the Exchange Act) announces publicly an offer with respect to any transaction, or commences a proxy solicitation, involving the Company, any of its Subsidiaries, or any of their securities or assets, the consummation, or success, of which would result in a Company Change of Control (any such offer or proxy solicitation, a “Control Solicitation”), but only if and after the Board either (i) accepts or recommends in favor of such Control Solicitation or (ii) fails to recommend that its stockholders reject such Control Solicitation within ten (10) business days from the date of commencement of such Control Solicitation; provided, that, if the relevant Person or group announces publicly the withdrawal or discontinuation of such Control Solicitation prior to a Company Change of Control, the provisions of Section 2.1(a), Section 2.1(b), Section 4.1 and Section 4.2 shall be reinstated and shall again bind Shareholder and the Company from the date of such announcement; provided, however, that if, before the relevant Person or group announces publicly the withdrawal or discontinuation of such Control Solicitation, a Shareholder Group Member has publicly announced a Control Solicitation, Section 2.1(a), Section 2.1(b) and Section 4.1 shall not bind Shareholder in relation to any action in connection with the conduct of such Control Solicitation unless and until the Shareholder Group Member has publicly withdrawn or discontinued such Control Solicitation, or

(c) that the Board resolves to engage in a formal process that is intended to result in a transaction that if consummated would constitute a Company Change of Control, provided, that if the Board subsequently resolves to terminate the process prior to a Company Change of Control, the provisions of Section 2.1(a), Section 2.1(b), Section 4.1 and Section 4.2 shall be reinstated and shall again bind Shareholder and the Company from such date as the Board notifies Shareholder that the process has terminated.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Required Registrations.

(a) Shelf Registration.

(i) Shelf Registration Statement. As soon as practicable after the Closing Date, but in no event more than one hundred eighty (180) days following the

Closing Date, the Company shall use reasonable best efforts to prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities (the “Shelf Registration”) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (such Registration Statement, together with any post-effective amendment thereto and any new Registration Statement filed pursuant to this Section 3.1(a), are collectively referred to herein as the “Shelf Registration Statement”). The Shelf Registration Statement filed hereunder shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or a new Shelf Registration Statement) under the Securities Act until all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act or otherwise cease to be Registrable Securities (such period of effectiveness, the “Shelf Period”). The Company will pay all Registration Expenses in connection with the Shelf Registration, whether or not any registration or Prospectus becomes effective or final.

(ii) Shelf Demand Notice. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 3.1(a)(i) is effective, if a Shareholder Group Member desires to sell all or any portion of the Registrable Securities under such Shelf Registration Statement in an underwritten offering (“Shelf Demand Offering”), Shareholder shall notify (such notice being the “Shelf Demand Notice”) the Company of such intent at least fifteen (15) days prior to such proposed sale (or, in the case of a Shelf Demand Offering that does not involve a “road show”, at least three (3) days prior to such proposed sale), which notice shall specify the number of the Registrable Securities to be included in such Shelf Demand Offering.

(iii) Shelf Demand Offering. The Company shall prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as reasonably necessary or appropriate to permit the consummation of such Shelf Demand Offering. In the case of a Shelf Demand Offering that does not involve a “road show”, the Company shall take all actions to enable the Shareholder Group Member to price such offering within three (3) days of receipt of the Shelf Demand Notice; provided, that if a “comfort” letter is required in connection with the pricing of such offering, and the Company was unable to obtain such “comfort” letter within three (3) days of receipt of such Shelf Demand Notice, then the Company shall use its reasonable best efforts to obtain such “comfort” letter and price such offering as soon as reasonably practicable.

(b) Demand Registrations.

(i) If at any time (x) the Shelf Registration Statement contemplated by Section 3.1(a) is not effective to register all the Registrable Shares and (y) a Shareholder Group Member continues to hold any Registrable Securities, Shareholder may request in writing that the Company effect the registration of all or any part of the Registrable Securities (a “Registration Request”), provided, that the aggregate offering price applicable to any such Registration Request shall not be less than $25 million (determined in accordance with the aggregate Market Value of the Registrable Securities included in such Registration Request on the day on which such Registration Request is received by the Company). Promptly after its receipt of any Registration Request, the Company will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 3.1(b), whether or not any registration or Prospectus becomes effective or final. Any registration requested by Shareholder pursuant to this Section 3.1(b) is referred to in this Agreement as a “Demand Registration.”

(ii) Limitation on Demand Registrations. Shareholder will be entitled to initiate no more than three (3) Demand Registrations. No request for registration will count for the purposes of the limitations in this Section 3.1(b)(ii) if (i) the relevant Shareholder Group Member determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to adverse business developments at the Company that were not known to Shareholder at the time of the request to initiate such registration proceedings, (ii) the Registration Statement relating to such request is not declared effective within one hundred eighty (180) days of the date such Registration Statement is first filed with the Commission (other than solely by reason of the relevant Shareholder Group Member having refused to proceed) and Shareholder withdraws its Registration Request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least ninety percent (90%) of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to Shareholder’s reasonable satisfaction within thirty (30) days of the date of such order, (iv) more than fifteen percent (15%) of the Registrable Securities requested by Shareholder to be included in the registration are not so included pursuant to Section 3.1(e), or (v)the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by the relevant Shareholder Group Member). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for a registration pursuant to Section 3.1(b)(i) regardless of whether or not such request counts toward the limitation set forth above.

(c) Restrictions on Required Registrations. If the filing, initial effectiveness or continued use of a Registration Statement with respect to the Shelf Registration or a Demand Registration would (i) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (A) would be required to be made in any such Registration Statement so that such Registration Statement would not be materially misleading, (B) would not be required to be made at such time but for the filing, effectiveness or continued use of any such Registration Statement and (C) would in the good faith judgment of the Board reasonably be expected to have a material adverse effect on the Company or its business if made at such time, or (ii) in the good faith judgment of the Board reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving prompt written notice of such action to Shareholder (which hereby agrees to maintain the confidentiality of all information disclosed to such participants) delay the filing or initial effectiveness of, or suspend use of, any such Registration Statement, provided, that the Company shall not be permitted to do so (x) more than two (2) times during any twelve-month period or (y) for periods exceeding, in the aggregate, one hundred twenty (120) days during any twelve-month period (a “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, Shareholder agrees to suspend, and to cause any relevant Shareholder Group Member to suspend, promptly upon receipt of the notice referred to above, its use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. Any Suspension Period shall terminate at such time as the public disclosure of such information is made or the requisite financial information becomes publicly available, as applicable. In the case of the Shelf Registration, or a Demand Registration not withdrawn pursuant to the immediately following sentence, after the expiration of any Suspension Period and without any further request from Shareholder (or any Shareholder Group Member), the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the applicable Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the applicable Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the case of a Demand Registration, if the Company postpones the filing of a Prospectus or the effectiveness of a Registration Statement pursuant to this Section 3.1(c), Shareholder will be entitled to withdraw its request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 3.1(b)(ii). The Company will pay all Registration Expenses incurred in connection with any registration or Prospectus aborted pursuant to this Section 3.1(c).

(d) Selection of Underwriters.

(i) If pursuant to Section 3.1(a) or 3.1(b), a Shareholder Group Member intends that Registrable Securities be distributed by means of an underwritten offering, Shareholder will so advise the Company. In such event, the lead underwriter to administer the offering will be chosen by Shareholder subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.

(ii) If the offering is underwritten, the relevant Shareholder Group Member will (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the relevant Shareholder Group Member disapproves of the terms of the underwriting, Shareholder may elect to withdraw any Registrable Securities therefrom by written notice to the Company and the managing underwriter.

(e) Priority on Required Registrations. The Company will not include in any registration pursuant to this Section 3.1 any securities that are not Registrable Securities, without the prior written consent of Shareholder. If the managing underwriter (or, if the applicable offering is not an underwritten offering, a nationally recognized independent investment bank selected by the Company) advises the Company that in its reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities requested by Shareholder to be included in such offering; (ii) second, securities the Company proposes to sell; and (iii) third, any other securities of the Company that have been requested to be so included.

(f) Effective Registration Statement. A registration pursuant to this Section 3.1 shall not be deemed to have been effected unless it is declared effective by the Commission and remains effective for the period specified in Section 3.3(b).

Section 3.2 Piggyback Registrations.

(a) Right to Piggyback. For so long as any Shareholder Group Member continues to hold any Registrable Securities, whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 3.1, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice no later than fifteen (15) business days prior to the anticipated filing of a Registration Statement (other than in connection with a registration statement on Forms S-4, F-4 or S-8 or any similar or successor form) with respect to such registration to Shareholder of its intention to effect such a registration (a “Piggyback Registration”). Subject to Section 3.2(d), the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests from Shareholder for inclusion therein within ten (10) business days after the date of the Company’s notice. Shareholder may withdraw the Registrable Securities from any Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the tenth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.2 prior to the effectiveness of such registration, whether or not Shareholder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 3.2(c) the Company will have no liability to any relevant Shareholder Group Member in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3.2(a) is proposed to be underwritten by the Company or the Persons who have sought to have securities of the Company registered in such Piggyback Registration pursuant to a demand right, the Company will so advise Shareholder as a part of the written notice given pursuant to Section 3.2(a). In such event, the right of Shareholder to request the registration of Registrable Securities pursuant to this Section 3.2 will be conditioned upon the relevant Shareholder Group Member’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting, and the relevant Shareholder Group Member will (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If Shareholder disapproves of the terms of the underwriting, Shareholder may elect to withdraw any Registrable Securities therefrom by written notice to the Company and the managing underwriter.

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or Prospectus becomes effective or final.

(d) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, the managing underwriter (or, if such Piggyback Registration is not an underwritten registration, a nationally recognized independent investment bank selected by the Company) advises the Company that in its reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:

(i) If the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, the securities the Company proposes to sell (B) second, Registrable Securities that Shareholder has requested to be registered pursuant to Section 3.2(a), and (C) third, any other securities of the Company that have been requested to be so included;

(ii) If the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, the securities of the Person or Persons who initiated the Piggyback Registration by seeking to have securities of the Company registered in such Piggyback Registration, (B) second, the securities the Company proposes to sell, (C) third, the Registrable Securities requested by Shareholder to be registered pursuant to Section 3.2(a), and (D) fourth, any other securities of the Company that have been requested to be so included.

Section 3.3 Registration Procedures. Subject to the provisions of Sections 3.1 and 3.2, pursuant to the Shelf Registration and, if applicable, each Demand Registration and each

Piggyback Registration, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall use its reasonable best efforts to as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities in accordance with the intended method or methods of distribution thereof, make all required filings with the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable, provided that before filing a Registration Statement or a Prospectus or any amendments or supplements thereto, the Company will furnish to Shareholder’s Counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective either (i) for a period of not less than (A) three months or (B) if such Registration Statement relates to an underwritten offering, such longer period as a Prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (C) in the case of the Shelf Registration Statement, the Shelf Period or (ii) such shorter period as ends when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish to Shareholder such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each Prospectus (including each preliminary Prospectus), all exhibits and other documents filed therewith and such other documents as Shareholder may reasonably request including in order to facilitate the disposition of the Registrable Securities;

(d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable the relevant Shareholder Group Member to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify Shareholder and Shareholder’s Counsel, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to Shareholder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) notify Shareholder and Shareholder’s Counsel (i) when such Registration Statement or the Prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such Prospectus for additional information and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE, the AMEX or the NASDAQ stock market, as determined by the Company;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i) enter into such customary agreements (including underwriting agreements and, subject to Section 3.7, lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing members of senior management of the Company to use their reasonable best efforts to support the marketing, offering or selling of the Registrable Securities covered by such Registration Statement, including by participation in “road show” (including before analysts and ratings agencies) and other customary marketing activities);

(j) make available for inspection by Shareholder, the relevant Shareholder Group Member and Shareholder’s Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Shareholder, the relevant Shareholder Group Member or any such underwriter, all relevant financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Shareholder, the relevant Shareholder Group Member or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

(k) timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus, or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(m) obtain one or more comfort letters and updates thereof, addressed to the underwriters, if any, signed by the Company’s independent public accountants in customary form (including, in each case, with respect to the date thereof) and covering such matters of the type customarily covered by comfort letters in connection with underwritten offerings as such underwriters reasonably request; and

(n) provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto as such underwriters shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

As a condition to registering Registrable Securities, the Company may require Shareholder to furnish the Company with such information regarding the relevant Shareholder Group Member and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 3.4 Registration Expenses.

(a) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NYSE, the AMEX or NASDAQ. All Selling Expenses will be borne by Shareholder (or the relevant Shareholder Group Member, as the case may be).

(b) In connection with the Shelf Registration, each Demand Registration and each Piggyback Registration in which a Shareholder Group Member participates, as applicable, the Company will reimburse Shareholder for the reasonable fees and disbursements of one counsel (“Shareholder’s Counsel”).

Section 3.5 Participation in Underwritten Registrations.

(a) A Shareholder Group Member may not participate in any registration hereunder that is underwritten unless the Shareholder Group Member (i) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements approved by Shareholder and (ii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by the Shareholder Group Member’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement).

(b) Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(e), Shareholder will forthwith discontinue, or ensure that the relevant Shareholder Group Member discontinues, the disposition of its Registrable Securities pursuant to the Registration Statement until Shareholder receives copies of a supplemented or amended Prospectus as contemplated by such Section 3.3(e). In the event the Company gives any such notice, the applicable time period mentioned in Section 3.3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3.5(b) to and including the date when Shareholder will have received the copies of the supplemented or amended Prospectus contemplated by Section 3.3(e).

Section 3.6 Rule 144; Legended Securities; etc.

(a) With a view to making available to Shareholder Group Members the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit a Shareholder Group Member to sell securities of the Company to the public without registration, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations with respect to such requirements under the Purchase and Contribution Agreement) and the filing of such reports and other documents as is required for the applicable provisions of Rule 144; and

(iii) furnish to Shareholder so long as a Shareholder Group Member owns Registrable Securities, promptly upon written request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the

Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit Shareholder Group Members to sell such securities pursuant to Rule 144 without registration.

(b) The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (A) otherwise permitted under the Securities Act and applicable Laws, and (B) Shareholder shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect.

Section 3.7 Holdback. In consideration for the Company agreeing to its obligations under this Agreement, Shareholder agrees in connection with any registration of the Company’s securities (whether or not a Shareholder Group Member is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect and not to permit any Shareholder Group Member to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect of a sale, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period, provided that nothing herein will prevent a Shareholder Group Member, if it is a partnership or corporation, from making a distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate of the Shareholder Group Member that is otherwise in compliance with applicable securities Laws, so long as such distributees or Affiliates agree to be so bound. With respect to an underwritten offering of Registrable Securities covered by a registration pursuant to Section 3.1 or 3.2, the Company further agrees not to effect (other than pursuant to such registration) any public sale or distribution, or to file any Registration Statement (other than pursuant to such registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter; provided, that notwithstanding anything to the contrary herein, the Company’s obligations under this Section 3.7 shall not apply during any twelve-month period for more than an aggregate of ninety (90) days.

Section 3.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, Shareholder, each other Shareholder Group Member that has Registrable Securities, their respective officers, directors and managers and each Person who is a controlling Person of Shareholder, or of the relevant Shareholder Group Members, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for, any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such Prospectus, preliminary Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any Covered Persons expressly for use therein or arises out of or is based on the relevant Shareholder Group Member’s failure to deliver a copy of the Registration Statement or Prospectus, preliminary Prospectus or any amendments or supplements thereto after the Company has furnished Shareholder with a sufficient number of copies thereof. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons.

(b) In connection with any Registration Statement in which a Shareholder Group Member is participating, Shareholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, will indemnify and hold harmless the Company, its directors and officers, each underwriter and any Person who is or might be deemed to be a controlling person of the Company, any of its subsidiaries or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus, preliminary Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by a Shareholder Group Member expressly for use therein, and Shareholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to Shareholder and will be limited to the net amount of proceeds actually received by Shareholder Group Members from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not, without the indemnified party’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the release of the indemnified party from all liability, which release shall be reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in Section 3.8(a) or Section 3.8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Shareholder will be obligated to contribute pursuant to this Section 3.8(e) will not exceed an amount equal to the net proceeds to the Shareholder Group Members of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Shareholder Group Members have otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 3.9 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or grant any registration rights to any other Person that rank equally with, or in priority to, the rights granted to holders of Registrable Securities in this Agreement without obtaining the prior approval of Shareholder.

ARTICLE IV

STANDSTILL AND RESTRICTIONS

Section 4.1 Standstill. Shareholder hereby agrees that, from and after the date hereof, Shareholder shall not, and shall not permit any Shareholder Group Member to, directly or indirectly, unless (1) specifically requested by the Company in writing, (2) as the result of the transactions contemplated by Section 7.03 of the Purchase and Contribution Agreement, or (3) otherwise expressly contemplated by the terms of this Agreement, the Purchase and Contribution Agreement or the Ancillary Agreements (as defined in the Purchase and Contribution Agreement):

(a) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, (i) any shares of Capital Stock that results in the aggregate Percentage Interest of all Shareholder Group Members exceeding nineteen and nine-tenths percent (19.9%) of the total number of shares of Capital Stock then outstanding, or (ii) the power to vote and/or direct the vote of shares of Capital Stock (after taking into account that shares of Class B Common Stock have ten (10) votes per share) in excess of nineteen and nine-tenths percent (19.9%) of the total voting power of all shares of Capital Stock then outstanding (each of (A) and (B), the “Ownership Limit”). Notwithstanding the foregoing, (x) Shareholder shall not be deemed to be in violation of the Ownership Limit as the result of the acquisition (whether by merger, consolidation, exchange of equity interests, purchase of all or part of the equity interests or assets or otherwise) by any Shareholder Group Member of any Person (any Person which is a Subsidiary of a Shareholder Group Member after such acquisition, an “Acquired Person” or “Acquired Persons” at the times that it is such a Subsidiary) that owns or beneficially owns Capital Stock, or as the result of any repurchase of Capital Stock by the Company, or any other action taken by the Company or any of its Affiliates, provided, however, that (y) if at any time Shareholder (together with other Shareholder Group Members) acquires or becomes beneficial owner of Capital Stock and/or acquires any Acquired Person(s) that owns or beneficially owns Capital Stock, such that the Capital Stock owned or beneficially owned by Shareholder Group Members (including Acquired Person(s)) in the aggregate represents more than the Ownership Limit (other than pursuant to the clause (x) of this sentence), then Shareholder shall, and shall cause other Shareholder Group Members (including Acquired Persons) to, as soon as is reasonably practicable (but in no event longer than one hundred twenty (120) days after such ownership of Capital Stock first exceeds the Ownership Limit or such longer period as may be necessary due to the possession of material non-public information or so that neither Shareholder nor any other Shareholder Group Member incurs any liability under Section 16(b) of the Exchange Act if, for purposes of Section 16(b), Shareholder has not acquired beneficial ownership of any other shares of Capital Stock after the date of the transaction that resulted in Shareholder exceeding the Ownership Limit) transfer to a third party a number of shares of Capital Stock sufficient to reduce the amount of Capital Stock owned or beneficially owned in the aggregate by the Shareholder Group Members (including Acquired Person(s)) to an amount not in excess of the Ownership Limit; and provided further, however, that, notwithstanding anything in this Agreement to the contrary, if at any time the Shareholder Group Members (including Acquired Person(s)) own Capital Stock in the aggregate representing more than the Ownership Limit, the Shareholder Group Members (including Acquired Person(s)) will not be entitled to vote (or cause to be voted) the shares of Capital Stock representing voting power (after taking into account that shares of Class B Common Stock have ten (10) votes per share) in excess of nineteen and nine-tenths percent (19.9%) of the total voting power of all shares of Capital Stock then outstanding. For purposes of calculating the Ownership Limits, the Capital Stock outstanding at a particular time shall be the amount of Capital Stock outstanding as set out in the Company’s then most recent filings with the Commission;

(b) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any material assets of the Company or any Subsidiary thereof, other than (A) in the ordinary course of business or (B) assets of Carrier Enterprises or any of its Subsidiaries;

(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote (including by consent), or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company;

(d) submit to the Company any shareholder proposal for inclusion in any proxy statement;

(e) seek or propose to obtain representation on the Board;

(f) make any public announcement with respect to, or submit a proposal (whether or not public) for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;

(g) form, join or in any way participate in a group (as defined, as of the date hereof, under Section 13(d) of the Exchange Act) (other than such a group consisting solely of Shareholder’s Affiliates) in connection with any of the foregoing;

(h) seek in any way which would require public disclosure under applicable Law to have any provision of this Section 4.1 amended, modified or waived; or

(i) otherwise take any actions with the purpose or effect of avoiding or circumventing any provision of this Section 4.1.

Section 4.2 Anti-Takeover Provisions. From the date hereof, the Company shall take all reasonable actions to ensure that (i) none of Section 607.0901 and Section 607.0902 of the Florida Business Corporation Act or any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation under Florida law, (ii) no anti-takeover provision in the articles of incorporation or by-laws of the Company or other similar organizational documents of its Subsidiaries, and (iii) no shareholder rights plan, “poison pill” or similar measure, in each case that contains restrictions that are different from or in addition to those contained in Section 4.1, is applicable to any Shareholder Group Member’s ownership of Company Equity Securities.

Section 4.3 Restrictive Legend. Each certificate representing any of the Subject Shares beneficially owned by Shareholder shall be marked conspicuously with at least the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING WITH RESPECT TO THE DIRECT OR INDIRECT TRANSFER THEREOF AND RESTRICTIONS ON THE VOTING OF THE SHARES, UNDER A SHAREHOLDER AGREEMENT, DATED AS OF JULY 1, 2009 AND AMENDED AND RESTATED AS OF JANUARY 24, 2012.

Section 4.4 Rights of First Refusal on Transfer. Any Restricted Transfer shall be subject to the rights of refusal set forth in this Section 4.4. For the purposes of this Agreement, “Restricted Transfer” shall mean the sale in a private transaction by Shareholder Group Members of Subject Shares representing more than 50,000 shares to any Person. Prior to any Restricted Transfer, Shareholder shall consider in good faith, and discuss with the Company the possibility of, (i) the relevant Shareholder Group Members offering to sell such Subject Shares to the Company, (ii) negotiating with the Company with respect to the sale of such Subject Shares to the Company and (iii) selling such Subject Shares to the Company; provided, that nothing herein shall be deemed to restrict Shareholder’s or any Shareholder Group Member’s ability to determine, in its sole discretion, (i) to terminate any discussions with the Company at any time or (ii) not to (A) offer to sell such Subject Shares to the Company, (B) negotiate with the Company with respect to the sale of such Subject Shares to the Company and (C) sell such Subject Shares to the Company, or prevent any relevant Shareholder Group Member from engaging in any Restricted Transfer.

Section 4.5 Conversion of Class B Common Stock. For so long as a Shareholder Group Member beneficially owns any shares of Class B Common Stock, the Company shall not amend or repeal, or adopt any provision in its governing documents that is inconsistent with, Section III(A)(4) of the Company’s Amended and Restated Articles of Incorporation, and shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock, and issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class B Common Stock contemplated by Section III(A)(4) of the Company’s Amended and Restated Articles of Incorporation, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Class B Common Stock beneficially owned by Shareholder. The Company shall use its reasonable best efforts to cause such shares of Common Stock to be at all times approved for listing on the NYSE, subject to official notice of issuance, as applicable.

Section 4.6 Sections 607.0901 and 607.0902 of the Florida Business Corporation Act. The Company shall not, and shall cause its controlled Affiliates, including its Subsidiaries, not to, take (or cause to be taken) any action that would, or would be reasonably likely to, cause any Shareholder Group Member to be an “interested shareholder” (as such term is defined in Section 607.0901 of the Florida Business Corporation Act) with respect to the Company, and shall, and shall cause its controlled Affiliates, including its Subsidiaries, to take (or cause to be taken) all actions necessary so that the restrictions contained in Section 607.0901 and Section 607.0902 of the Florida Business Corporation Act or any “fair price,” “business combination,” “takeover” or “control share acquisition” statute or other similar statute or regulation of any jurisdiction shall not apply to the execution, delivery or performance of the Purchase and Contribution Agreement or any of the Ancillary Agreements or the transactions contemplated by the Purchase and Contribution Agreement or any of the Ancillary Agreements; provided, that nothing herein shall be deemed to relieve the Company or any of its Subsidiaries (including Carrier Enterprises) of any of their respective obligations under the Purchase and Contribution Agreement or any of the Ancillary Agreements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to the Company as of the date hereof:

Section 5.1 Due Organization, etc. Shareholder is duly organized and validly existing under the laws of the jurisdiction of its formation. Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Shareholder have been duly authorized by all necessary action on the part of Shareholder. This Agreement constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

Section 5.2 No Conflicts. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (a) conflict with or result in any breach of the organizational documents of Shareholder, (b) result in, or give rise to, a violation or breach of or a default under any of the material terms of any material contract, agreement or other instrument or obligation to which Shareholder is a party or by which Shareholder or any of its assets may be bound or by which any of the Subject Shares of Shareholder or any of its Affiliates may be bound, or (c) result in the creation of, or impose any obligation on Shareholder or any of its Affiliates to create, any lien upon the Subject Shares of Shareholder or any of its Affiliates, other than liens created pursuant to this Agreement, the Purchase and Contribution Agreement, or any of the Ancillary Agreements, except for any of the foregoing as does not and could not reasonably be expected to materially impair Shareholder’s ability to perform its obligations under this Agreement.

Section 5.3 No Control Intent. Shareholder, on behalf of itself and the Shareholder Group Members, does not intend to acquire, and, except to the extent not prohibited by this Agreement, including Section 4.1, shall not acquire, directly or indirectly, alone or together with another Person or group (as defined, as of the date hereof, under Section 13(d) of the Exchange Act) (a) an interest in the Company exceeding nineteen and nine-tenths percent (19.9%) of the total number of shares of Capital Stock then outstanding, or (b) the power to vote and/or direct the vote of shares of Capital Stock (after taking into account that shares of Class B Common Stock have ten (10) votes per share) in excess of nineteen and nine-tenths percent (19.9%) of the total voting power of all shares of Capital Stock then outstanding.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Shareholder as of the date hereof:

Section 6.1 Due Organization, etc. The Company is a corporation duly organized and validly existing under the laws of the State of Florida. The Company has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

Section 6.2 No Conflicts. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby shall (a) conflict with or result in any breach of the organizational documents of the Company, or (b) result in, or give rise to, a violation or breach of or a default under any of the material terms of any material contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets may be bound, except for any of the foregoing as does not and could not reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination.

(a) Subject to Section 7.1(b), this Agreement shall terminate and neither the Company nor Shareholder shall have any rights or obligations hereunder upon the termination of this Agreement by mutual written consent of the Company and Shareholder; provided, that (i) Article II and Article IV shall terminate and be of no further force and effect at such time as Albert Nahmad and/or any of his Family Members and/or Related Affiliates ceases to hold collectively more than twenty percent (20%) of the total voting power of all shares of Capital Stock then outstanding; and (ii) Article II (other than Section 2.2, to the extent such Section relates to Section 4.1 or Section 4.2) shall terminate and be of no further force and effect at such time as the Percentage Interest of the Shareholder Group Members and any Acquired Persons (as defined in Section 4.1), in the aggregate, no longer exceeds five percent (5%); and (iii) Article III shall terminate and be of no further force and effect at such time as the Shareholder Group Members, in the aggregate, no longer hold Registrable Securities constituting more than two percent (2%) (subject to customary anti-dilution adjustments) of the total number of shares of Capital Stock outstanding as of the date hereof. Notwithstanding the foregoing, in the event Article II terminates pursuant to subsection “(ii)” of this Section 7.1(a), Article II shall be reinstated in full force and effect and shall again bind Shareholder if, within the period of 730 days following the date that Article II terminated, the Percentage Interest of the Shareholder Group Members (including any Acquired Persons (as defined in Section 4.1)), in the aggregate, again exceeds five percent (5%); such that reinstatement of Article II shall become effective upon the first day that the Percentage Interest of the Shareholder Group Members (including any Acquired Persons (as defined in Section 4.1)), in the aggregate, again exceeds five percent (5%).

(b) Notwithstanding the foregoing, Section 3.4, Section 3.6(a), Section 3.8, this Section 7.1, and Article VIII of this Agreement shall survive the termination of this Agreement or any Article hereof.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Further Actions. Each of the parties hereto agrees that it will use commercially reasonable efforts to do all things necessary to effectuate the intent and provisions of this Agreement.

Section 8.2 Notices. Except as otherwise provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement (“Notices”) shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid) or by registered mail, upon actual receipt, or (iii) if delivered by telecopy, (x) upon actual receipt if received at or prior to 5:00 p.m., local time of the recipient party, or (y) at the beginning of the recipient’s next business day following actual receipt if received after 5:00 p.m., local time of the recipient party. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Notices, demands and communications to any party hereto shall, unless another address or facsimile number is specified in writing pursuant to the provisions hereof, be sent to the address or facsimile number indicated below:

If to the Company to:

Watsco, Inc.

2665 South Bayshore Drive

Suite 901

Coconut Grove, FL 33133

Attention: Barry S. Logan

Senior Vice President

Facsimile No.: 305-858-4492

with a copy (which shall not constitute notice) to

Akerman Senterfitt

One SE 3rd Ave.

28th Floor

Miami, FL 33131

Attention: Stephen K. Roddenberry, Esq.

Facsimile No.: 305-374-5095

If to Shareholder, to:

Carrier Corporation

One Carrier Place

Farmington, CT 06034-4015

Attention: Donald K. Cawley, Esq.

General Counsel

Facsimile No.: 860-660-0777

Section 8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations; provided, further, that (a) this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and (b) Shareholder may assign its rights under this Agreement in connection with a transfer of Capital Stock to any Affiliate of Shareholder which agrees to be bound by this Agreement. Any purported assignment not permitted under this Section shall be null and void.

Section 8.4 Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person, other than Shareholder Group Members who from time to time own Subject Shares, the parties hereto or their respective permitted successors and assigns, any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement; provided, that Shareholder Group Members who hold any Registrable Securities are intended third party beneficiaries of Article III and the Persons indemnified under Section 3.8 are intended third party beneficiaries of Section 3.8.

Section 8.5 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company and Shareholder.

Section 8.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

Section 8.7 Mediation; Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Mediation. The parties agree to submit any dispute, claim or controversy (a “Dispute”) related to or arising out of this Agreement to mediation before a neutral mediator in Wilmington, Delaware, who will be requested to conduct informal, nonbinding mediation of the dispute. Each party will work with the other to select an acceptable mediator and to work with the mediator to resolve the dispute. The mediation process shall continue until the case is resolved or, if not resolved, until either the mediator makes a finding that there is no possibility of settlement through the mediation or one of the parties elects not to continue the mediation (“Mediation Termination”).

(b) Litigation. In the event of a Mediation Termination, then such Dispute shall be resolved through legal action or proceeding in State of Delaware. Each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the District of Delaware and any court of appeal therefrom (the “Chosen Courts”); and each party hereby waives any obligation or requirement to post any bond on appeal. Each of the parties hereto agrees that service of process on such party as provided in Section 8.2 shall be deemed effective service of process on such party. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(c) Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law.

Section 8.8 Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred by a party hereto in connection with this Agreement and the transactions contemplated hereby shall be paid and borne by such party.

Section 8.9 Headings. Headings of the articles and sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 8.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships, and other entities and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

Section 8.11 Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 8.12 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 8.13 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without requirement to post bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.14 Counterparts. This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the day and year first above written.

WATSCO, INC.

By:	/s/ Barry S. Logan
Name: Barry S. Logan
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the day and year first above written.

CARRIER CORPORATION

By:	/s/ William F. Striebe
Name: William F. Striebe
Title: Vice President, Business Development

Annex I

Subject Shares

Shareholder	Number of Shares of Common Stock Held of Record	Certificate Humber	Number of Shares of Class B Common stock Held of Record	Certificate Number
Carrier Corporation	2,985,685	AU16261	94,784	BU4168

33